UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 28, 2006

NVIDIA CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	0-23985	94-3177549

(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

2701 San Tomas Expressway, Santa Clara, CA	95050

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (408) 486-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1 - Registrant’s Business and Operations

Item 1.01 Entry Into a Material Definitive Agreement.

(a)   On March 29, 2006, the Compensation Committee of the Board of Directors of NVIDIA Corporation (the “Company”) approved the Fiscal Year 2007 Variable Compensation Plan (the “2007 Plan”) which is designed to provide variable cash compensation to the Company’s chief executive officer, senior officers, vice presidents, directors, managers and qualifying senior contributors (the “Participants”), as determined by the Compensation Committee, if certain pre-set corporate and individual targets are achieved during the year.

Under the 2007 Plan, variable cash compensation will be paid to the Participants if the Company achieves pre-set Company targets based on the Company's net income objectives as set by the Compensation Committee and/or if individuals achieve their individual targets which are determined by the Compensation Committee for the chief executive officer, by the chief executive officer for the senior officers, by the senior officer to whom a vice presdient or a director reports, and based on individual rankings for the managers and the other qualifying senior contributors.  Fifty percent (50%) of a Participant's potential variable cash compensation will be allocated to the achievement of corporate targets and fifty percent (50%) will be allocated to the achievement of individual targets.

Variable compensation resulting from achievement of the corporate targets is determined by the Compensation Committee. The achievement of individual targets is determined by the Compensation Committee in the case of the chief executive officer, by the chief executive officer in the case of the senior officers, by the senior officer to whom a vice president or a director reports in the case of vice presidents and directors, and by the senior officer or director to whom a manager or senior contributor reports in the case of managers and senior contributors.

The Company's Board of Directors and the Compensation Committee reserve the right to modify these targets and criteria at any time or to grant additional variable cash compensation to the Participants even if the performance targets are not met.

The 2007 Plan is filed with this report as Exhibit 10.1 and is incorporated herein by reference. The foregoing description is subject to, and qualified in their entirety by, the 2007 Plan.

(b)   On March 28, 2006, the Board of Directors of the Company approved an amendment and restatement of the Company’s 1998 Non-Employee Directors’ Stock Option Plan (the "Plan"). The amendments to the Plan:

•
reduce the number of shares issuable pursuant to an option to a new member of the Board of Directors to 90,000 shares, which represents a 40% reduction from the 150,000 shares previously issuable to new members;

•
reduce the number of shares issuable pursuant to an option to members of the Board of Directors for their annual service to 30,000 shares, which represents a 40% reduction from the 50,000 shares previously issuable annually to existing members of the Company’s Board of Directors;

•	eliminate annual option grants for the Company’s Nominating and Corporate Governance Committee;
•
modify the vesting of annual committee grants to provide that in the event that a recipient dies or is disabled prior to the one-year anniversary in which such grant vests in full, the applicable grant shall immediately vest and become exercisable for the number of months served in that year on the respective committee for which the grant was made, rather than for service on the Board of Directors in general; and

•	reduce the term of options issuable pursuant to such Plan to six years from the prior term of ten years.

Share amounts above reflect the 2-for-1 stock split recently announced by the Company. The foregoing summary of changes contained in the Plan is qualified in its entirety by the Plan itself, which is attached hereto as Exhibit 10.2 and is incorporated herein by reference. The amendments to the Plan did not require stockholder approval and were effective upon approval by the Company’s Board of Directors.

SECTION 9 - Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

	(d)	Exhibits
Exhibit		Description

10.1		1998 Non-Employee Directors’ Stock Option Plan, as amended and restated on March 28, 2006.
10.2		Fiscal Year 2007 Variable Compensation Plan, approved March 29, 2006.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NVIDIA Corporation

By: /s/ Marvin D. Burkett
Marvin D. Burkett
Chief Financial Officer
Date: March 31, 2006

	(d)	Exhibits
Exhibit		Description

10.1		1998 Non-Employee Directors’ Stock Option Plan, as amended and restated on March 28, 2006.
10.2		Fiscal Year 2007 Variable Compensation Plan, approved March 29, 2006.